                                                                   Exhibit 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 2002 relating to the financial statements and financial statement schedule, which appears in Constellation Energy Group's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Baltimore, Maryland
January 24, 2003

                                        /s/ PricewaterhouseCoopers LLP